EXHIBIT 4.2

THE UNITS REFERENCED HEREIN HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

May 1, 2001

SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT

Ladies and Gentlemen:

1. SUBSCRIPTION

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to acquire units (the “Units”) at a price of $100.00 per unit, with each Unit consisting of four hundred (400) shares of the common stock of Logisoft Corp., a Delaware corporation (the “Company”), par value $.001 per share (the “Common Stock”), and one (1) common stock purchase warrant designated as the “A” warrant (the “Warrants”) (collectively the “Registrable Securities”). The “A” warrant included in each Unit, which is assessable, entitles the holder to purchase two hundred (200) shares of Common Stock at a purchase price of $1.00 per share. The “A” warrant expires on the earlier of (i) 5:00 p.m. Eastern Standard Time on the three (3) year anniversary of the date that the Securities and Exchange Commission declares effective a registration statement that registers the resale of the Common Stock issuable upon exercise of the “A” warrant under the Securities Act of 1933, as amended or (ii) seventy-two (72) hours after the Company provides written notice to the holder that the closing bid of the Company’s Common Stock prior to any reverse stock split exceeded $5.00 per share for ten (10) consecutive trading days or more and, accordingly, the Company is requesting the holder to exercise all or any portion of the “A” warrant.

The undersigned hereby irrevocably subscribes for and agrees to acquire              Units in exchange for consideration in the amount of $100.00 per unit for a total of                          Dollars.

The undersigned understands and agrees that the Company reserves the right, in its sole discretion, to reject or modify this subscription for the Units, in whole or in part and at any time prior to the issuance of the shares of Common Stock sold as part of the Units to the undersigned, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned’s subscription.

The undersigned agrees to make payment of the purchase price, if by check payable to G. David Gordon & Associates, P.C. Escrow Account, accompanied by an executed copy of this

Subscription and the Investment Representation Agreement (this “Agreement”) a copy which is attached hereto as Appendix A c/o G. David Gordon & Associates, P.C., 7633 East 63rd Place, Suite 210, Tulsa, OK 74133.

2. ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES

The undersigned hereby makes the following representations and warranties to the Company and to each party assisting it in the transaction (the “Related Parties”) including, but not limited to, the Company’s counsel, and the undersigned understands that each such person or entity is materially relying upon such representations and warranties:

(a)	Investment Purposes. The Units are being acquired for the undersigned’s own account, for investment, and not with the view to, or for, division or resale in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, or the securities or blue-sky laws of any state.

(b)	Restricted Stock. Except as provided in Section 3 below, the undersigned understands that the Units are being issued without registration under the Federal Securities Act of 1933, as amended, and without registration under any state securities or blue-sky acts or laws. The undersigned understands that neither the Common Stock nor the Warrants, nor any portion thereof (including the Common Stock to be issued upon exercise of the Warrants), may, and agrees that the Registrable Securities, nor any portion thereof (including the Common Stock to be issued upon exercise of the Warrants), will, be sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement covering the Registrable Securities under the Securities Act of 1933, as amended, and applicable state securities laws, or unless, in the opinion of counsel satisfactory to the Company prepared at the expense of the undersigned or its proposed transferee, exemptions from such registration and state securities laws are available. Furthermore, the undersigned is aware of the restrictions which may be imposed by the Company or the federal or state securities laws on the distribution of the securities, including, but not limited to, restrictive legends on the stock certificates, restrictive legends on the Warrants, required holding periods, and stop transfer orders.

The undersigned understands that these substantial restrictions on transferability mean that the undersigned must bear the economic risk of this investment for an indefinite period of time. In the event the undersigned requests an opinion from counsel concerning the transferability of the Registrable Securities, or any portion thereof (or the Common Stock to be issued upon exercise of the Warrants), the undersigned shall pay all costs, including, without limitation, reasonable attorneys’ fees, related to such opinion. The undersigned understands that the Company will file a registration statement that includes the Common Stock sold as part of the Units, on a Form S-3, to the extent available to the Company, after the date hereof. The undersigned further understands that the filing of any such registration statement will be subject to the registration rights of other stockholders and that there can be no assurance as to if or when the registration statement will, if or when it will become effective or how long it may remain effective; provided, however, the Company shall use its best efforts to register such stock as quickly as possible.

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(c)	Access to Information. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information (the “Company’s SEC Filings”) with the Securities and Exchange Commission (the “SEC”). The undersigned acknowledges and agrees that it has been provided with copies of or has access to such filings and has reviewed such filings as the undersigned has deemed necessary or desirable including the Company’s Annual Report on Form 10-KSB for the period ended December 31, 2000, the Company’s Quarterly Report on Form 10-QSB for the period ended September 30, 2000. The undersigned and its representatives have been afforded full and free access to books, records, contracts, documents, and other information concerning the Company and the contemplated transaction and further have been afforded an opportunity to ask such questions of the officers, employees, agents, accountants and representatives of the Company concerning the business, operations, financial condition, assets, liabilities, prospects and other relevant matters as the undersigned and its representatives have deemed necessary or desirable, and the undersigned hereby confirms that it or its agents have been given all such information as has been requested in order to evaluate the merits and risks of the prospective investment contemplated hereby and that it does not desire any additional information. Without limiting the foregoing, the undersigned specifically acknowledges that the undersigned has (i) had the opportunity to review the Company’s SEC Filings and (ii) carefully reviewed the form of “A” warrant to be included in the Units.

(d)	Current Developments. Both the Company and the undersigned understand and acknowledge that the Company’s acceptance of the subscription offer is subject to the Company entering into a Definitive Stock Purchase Agreement with all the shareholders of Maxx Motorsports, Inc. which is to be executed on or before May 2, 2001:

(e)	Acquisition Plans. The undersigned acknowledges that the Company has informally agreed to enter into an acquisition agreement to acquire Maxx Motorsports, Inc. for 7,750,000 shares of the Company’s Common Stock subject to the Company raising $7,000,000 in equity capital prior to closing. The undersigned acknowledges that there can be no assurance that the Company will complete the acquisition of Maxx Motorsports, Inc. or that the Company will complete such acquisition on the presently agreed to terms. The undersigned further acknowledges that the consummation of the acquisition of Maxx Motorsports, Inc. will substantially dilute the undersigned’s ownership interest in the Company.

(f)	Risk Factors. The undersigned understands and acknowledges that an investment in the Units is highly speculative and includes a high degree of risk including, but not limited to, those risks specifically set forth in the Company’s Annual Report on Form 10-KSB for the period ending December 31, 2000, which, by its signature below, the undersigned acknowledges it has reviewed.

(g)	Independent Action. The undersigned and its representatives have been solely responsible for the undersigned’s own “due diligence” investigation of this investment, for the undersigned’s own analysis of the merits and risks of this investment and for their own analysis of the fairness and desirability of the terms of the investment. In taking any

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action or performing any role relative to the arranging of the proposed investment, the undersigned has acted solely in its own interest and neither the undersigned nor any of the undersigned’s agents or employees have acted as an agent of the Company.

(h)	Tax Effects. The undersigned acknowledges that the undersigned has relied solely upon the undersigned’s own tax advisors with respect to all tax matters related to this investment. The undersigned further recognizes that provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, may be changed by legislative and/or administrative action or interpreted by courts of law in a manner to deprive the undersigned of any contemplated tax benefits of the investment contemplated hereby.

(i)	Restrictive Legend. Since the undersigned is not acquiring the Units with any view to subsequent distribution, the undersigned understands that (i) stop transfer instructions will be given to the Company’s transfer agent or the officer in charge of the Company’s stock records and noted on the appropriate records of the Company to the effect that neither the Units, nor any portion thereof, may be transferred out of the undersigned’s name unless approval is first obtained from the Company; and (ii) the stock certificates and Warrants, which will be issued, shall bear the following or a substantially similar legend restricting the transfer:

THE SHARES REPRESENTED BY THIS [CERTIFICATE][WARRANT] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS THEREFROM. NO TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

(j)	Undersigned. The undersigned represents and warrants that (i) it is an “accredited investor” (as noted in Appendix A hereto), (ii) it has such knowledge and experience in business and financial matters to enable the undersigned to utilize the information given to it in connection with this investment in order for it to evaluate the merits and risks of the investment and to make an informed investment decision, (iii) it has no need for liquidity in this investment, (iv) it is aware of and able to bear the risks of the investment for an indefinite period of time, (v) currently, and based on existing conditions, it is able to afford a complete loss of such investment, (vi) this investment is not disproportionate to its net worth, and (vii) if a resident of the State of Texas, it is a “sophisticated investor.”

(k)	Company; Units; Reliance. The undersigned acknowledges, represents and agrees and is aware that:

(1)	no federal or state agency has passed upon the Units or made any finding or determination as to the fairness of an investment in the Units;

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(2)	there are significant risks of loss of investment incidental to the purchase of the Units including, but not limited to, those risks specifically set forth in the Company’s Annual Report on Form 10-KSB for the period ending December 31, 2000 on file with the SEC and those risks set forth herein;

(3)	there are substantial restrictions on the transferability of the Units and all portions thereof;

(4)	the representations, warranties, agreements, undertakings and acknowledgments made by the undersigned in this Agreement are made with the intent that they be relied upon by the Company and the Related Parties in determining the suitability of the undersigned as a purchaser of the Units, and the undersigned undertakes to immediately notify the Company of any change in any representation, warranty or other information relating to the undersigned set forth herein;

(5)	neither the financial performance of the Company nor the value of the Units has been represented, guaranteed or warranted to the undersigned by the Company, its directors, officers, agents or employees or any other person either expressly or by implication; and

(6)	it has not received with respect to this investment any general or public solicitation or advertising.

(l)	Financial Position; Business Experience. Any information which the undersigned has heretofore furnished to the Company or the Related Parties with respect to its financial position and business experience is correct and complete as of the date of this Agreement and if there should be any material change in such information prior to the issuance of any portion of the Units to the undersigned, it will immediately furnish such revised or corrected information to the Company.

3. REGISTRATION RIGHTS

The Company shall, at its sole expense, prepare and file, within seventy-five (75) days of the acquisition of Maxx Motorsports, Inc. (“Filing Date”), with the SEC a registration statement covering the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 of the U.S. Securities & Exchange Act. Such registration statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith (“Registration Statement”).

The Company shall prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities and prepare and file with the SEC such amendments in order to register for resale under the Securities Act all of the Registrable Securities. The Company shall cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act. The Company shall respond as promptly as possible to any comments received

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from the SEC with respect to the Registration Statement or any amendment thereto. The Company shall comply in all material respects with the provisions of the Securities & Exchange Act with respect to the disposition of all the Registrable Securities covered by the Registration Statement during the applicable period. The Company and the Subscribers agree that the Subscribers will suffer damages if the Registration Statement is not filed on or prior to the Filing Date. The Company and the Subscribers further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement is not filed on or prior to the Filing Date, or (ii) the Company breaches in a material respect any covenant or other material term or condition to this Agreement (other than a representation or warranty contained therein) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, and such breach continues for a period of five (5) days after written notice thereof to the Company, (iii) the Company shall pay in stock as liquidated damages for such failure and not as a penalty, to each Subscriber an amount equal to 10% of the shares purchased by the Subscriber for all shares of Common Stock purchased pursuant to this Agreement (the “Liquidated Damages Amount”). Payments to be made to pursuant to this paragraph shall be due and payable immediately upon demand. The parties agree that the Liquidated Damages Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Subscribers if the Registration Statement is not filed on or prior to the Filing Date, but is filed within thirty (30) days after said Filing Date.

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4. SUBSCRIPTION NOT REVOCABLE

The undersigned hereby acknowledges and agrees that the undersigned is not entitled to cancel, terminate or revoke this Agreement or any agreements of the undersigned hereunder once it has been accepted by the Company, and that this Agreement shall survive the dissolution, death or disability of the undersigned.

5. INDEMNIFICATION OF THE COMPANY

The undersigned understands the meaning of legal consequences of the representations and warranties contained herein and hereby agrees to indemnify the Company, its directors, officers, agents and employees from and against any and all loss, claim, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in this Agreement.

6. ARBITRATION

(a)	Arbitration of Disputes. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach, termination or invalidity hereof (referred to herein as a “Dispute”), shall be finally settled exclusively by arbitration, which shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The interpretation and enforcement of this Section 6 shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 et seq. All arbitrations shall take place in Dallas, Texas.

(b)	Procedure. As soon as a demand for arbitration shall be made, the parties to the Dispute shall promptly seek in good faith to agree on the selection of a single arbitrator. If a single arbitrator is selected by agreement and agrees to serve, the remaining provisions of this Section 5 shall apply to the proceeding, except that references herein to the “Arbitration Panel” shall mean the single arbitrator. If no single arbitrator has been selected and agreed to serve as provided above within fifteen (15) business days after the demand for arbitration is received by the respondent(s), the parties will select a panel of three (3) arbitrators (the “Arbitration Panel”), one selected by the Company, one selected by the undersigned, and one selected by mutual agreement of the arbitrators selected, respectively, by the Company and the undersigned.

(c)	Powers of the Arbitration Panel. The Arbitration Panel shall be empowered to render full and complete resolution of the Dispute, but shall not be empowered to award punitive or consequential damages. Each party shall bear the costs of its respective attorneys and will share on an equal basis the costs of the Arbitration Panel. The Arbitration Panel shall also have the authority and discretion to order, as it sees fit, the payment of the attorneys’ fees of the parties to the Dispute and any and all expenses of the arbitration, including payment of the arbitrators’ compensation. In the event the Arbitration Panel finds that any party to the Dispute has abused or failed to comply with the applicable arbitration or discovery provisions in this Agreement or in the Commercial Arbitration Rules, the Arbitration Panel shall be empowered to render any sanction that would otherwise be available under the Federal Rules of Civil Procedure.

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(d)	Consolidation of Arbitrations. If an arbitration is pending hereunder and a subsequent arbitration of a Dispute is commenced under this Agreement that arises out of or relates to the same facts or transactions as the Dispute in the pending arbitration, the Arbitration Panel in the pending arbitration shall, at the request of any party to that arbitration, consolidate the subsequently filed arbitration with the pending arbitration unless such consolidation will result in substantial additional costs or delay or substantial prejudice to a party. If the Arbitration Panel falls to make such an order of consolidation, then the parties may apply to a court of competent jurisdiction for such an order. The Arbitration Panel in the pending arbitration shall hear and finally decide any such consolidated arbitration under the procedures provided in this Section 6.

7. MISCELLANEOUS PROVISIONS

1.	Government Law; Forum Selection Clause. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Further, the parties agree that any Disputes arising hereunder shall be governed by the arbitration provisions set forth in Section 6 hereof and any litigation relating thereto shall take place in the federal or state courts in Texas.

2.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms or provisions hereof. Any such invalidity or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction.

3.	Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and neither this Agreement nor any provisions hereof shall be waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

4.	Binding Nature. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and theft respective heirs, successors, executors, administrators, successors, legal representatives and permitted assigns.

5.	Transferability. The Common Stock and the “A” Warrant issued pursuant to this Agreement may be transferred by the Subscriber in whole or in part at any time or from time to time as long as such transfer is not in violation of any applicable federal or state securities laws.

6.	Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person or entity may require.

7.	Survival. The representations and warranties contained on this Agreement shall survive the closing of the transaction contemplated hereby.

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(h)	Counterparts. This Agreement may be executed in any number of counterparts (whether by facsimile or otherwise), each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement.

[Signatures on next page]

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IN WITNESS WHEREOF, the undersigned has executed this Subscription and Investment Representation Agreement the day and year first above written.

INDIVIDUAL INVESTOR:	CORPORATE (or other entity) INVESTOR:

X	Name of Entity:

Print Name:	By:

Social Security Number:	Print Name:

Title:

EIN:

Residence Address (if an individual):	Business Address (if not an individual):

Telephone:	Telephone:
Telephone:	Facsimile:

The provisions of the foregoing Subscription and Investment Representation Agreement are accepted and consented to by the Company this              day of May, 2001.

LOGISOFT CORP.

By:
Name:	Terry Washburn
Title:	Chairman-Special Committee

APPENDIX A

The following summarized the applicable provisions for determining whether an offeree is an “accredited investor” for purposes of federal securities laws. Each offeree should check the line to the left of each provision which applies to the offeree. After completing Appendix A, please sign and date the form where noted on page A-2.

For purposes of federal law, “accredited investors” are defined as any person who comes within any one of the following categories, or whom the issuer reasonably believes comes within any one of the following categories, at the time of the sale of the securities to that person:

(1)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000;

(2)	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(3)	Any bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 15 of the Securities and Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(4)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(5)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed

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for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(6)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of the issuer;

(7)	Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

(8)	Any entity in which all of the equity owners are accredited investors.

The undersigned represents and warrants that it is an “accredited investor” under federal law by virtue of satisfying the category or categories checked above.

May     , 2001

Signature of Investor

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